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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216806

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)(2)

Class A common stock, par value $0.001 per share	$100,000,000	$12,120

(1)
Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act.

(2)
This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR (Registration No. 333-216806) in accordance with Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT (to Prospectus dated March 17, 2017)

$100,000,000

Ladder Capital Corp

Class A Common Stock

        We have entered into separate equity distribution agreements (each, an "equity distribution agreement" and collectively, the "equity distribution agreements") with Raymond James & Associates, Inc., JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and B. Riley FBR, Inc. (each, a "sales agent" and collectively, the "sales agents"), relating to shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreements, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $100 million from time to time through the sales agents pursuant to this prospectus supplement and the accompanying prospectus.

        Our Class A common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "LADR."

        Sales of shares of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on or through the NYSE or any other existing trading market for our Class A common stock. None of the sales agents are required to sell any specific number or dollar amount of shares of our Class A common stock, but will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us.

        Each of the sales agents will be entitled to compensation of up to 2.00% of the gross sales price for any shares of Class A common stock sold through it as a sales agent under the applicable equity distribution agreement, as further described herein under the caption "Plan of Distribution." In connection with the sale of shares of Class A common stock on our behalf, each sales agent may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of each sales agent may be deemed to be underwriting commissions or discounts.

        Investing in our Class A common stock involves risks. See "Risk Factors" in this prospectus supplement, in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference herein and risks we disclose in future filings from time to time with the Securities and Exchange Commission (the "SEC").

        Neither the SEC, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

Raymond James	JMP Securities
Keefe, Bruyette & Woods	B. Riley FBR
A Stifel Company

The date of this prospectus supplement is January 3, 2019.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 we filed on March 17, 2017 as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act, using a "shelf" registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information about securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the caption "Where You Can Find More Information."

        If the information set forth in this prospectus supplement varies from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and the sales agents have not, authorized anyone to provide you with information that is different. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the sales agents are making an offer to sell the Class A common stock in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any related free writing prospectus is accurate only as of their respective dates and except as required by law we are not obligated, and do not intend, to update or revise this document as a result of new information, future events or otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

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  Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018 (our "Annual Report");

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  Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2018 (the "2018 Proxy Statement"), specifically incorporated by reference in our Annual Report;

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  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 4, 2018, for the quarterly period ended June 30, 2018, filed with the SEC on August 2, 2018, and for the quarterly period ended September 30, 2018, filed with the SEC on November 2, 2018;

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  Our Current Reports on Form 8-K, filed with the SEC on January 16, 2018, January 19, 2018, January 25, 2018, June 8, 2018, July 23, 2018 and November 16, 2018; and

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  The description of our Class A common stock in the Registration Statement on Form 8-A, filed with the SEC on February 4, 2014 (File No. 001-36299).

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        Our filings with the SEC, including our Annual Report, and amendments to those filings, are available free of charge on our website www.laddercapital.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information contained on our website is not intended

S-iii

to form a part of, or be incorporated by reference into, this prospectus supplement. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Ladder Capital Corp
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Investor Relations
Telephone: (917) 369-3207

        Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus supplement any of the information included on our website.

MARKET, RANKING AND OTHER INDUSTRY DATA

        This prospectus supplement includes or incorporates by reference industry data and forecasts that we obtained from industry publications and surveys, public filings and internal Company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management's good faith estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and neither we nor the sales agents can assure you of the accuracy or completeness of such information contained in this prospectus supplement. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings "Forward-Looking Statements" and "Risk Factors" in this prospectus supplement or incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "might," "will," "should," "can have," "likely," "continue," "design" and other words and terms of similar expressions are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

        Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties, including those described in the section entitled "Risk Factors" herein and in our Annual Report, which is incorporated by reference into this prospectus supplement. You should consider our forward-looking statements in light of a number of

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factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

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  changes in general economic conditions, in our industry and in the commercial finance and the real estate markets;

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  changes to our business and investment strategy;

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  our ability to obtain and maintain financing arrangements;

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  the financing and advance rates for our assets;

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  our actual and expected leverage and liquidity;

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  the adequacy of collateral securing our loan portfolio and a decline in the fair value of our assets;

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  interest rate mismatches between our assets and our borrowings used to fund such investments;

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  changes in interest rates and the market value of our assets;

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  changes in prepayment rates on our mortgages and the loans underlying our mortgage-backed securities and other asset-backed securities;

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  the effects of hedging instruments and the degree to which our hedging strategies may or may not protect us from interest rate and credit risk volatility;

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  the increased rate of default or decreased recovery rates on our assets;

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  the adequacy of our policies, procedures and systems for managing risk effectively;

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  a potential downgrade in the credit ratings assigned to our investments;

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  our compliance with, and the impact of and changes in, governmental regulations, tax laws and rates, accounting guidance and similar matters;

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  our ability to maintain our qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate in compliance with REIT requirements;

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  our ability and the ability of our subsidiaries to maintain our and their exemptions from registration under the Investment Company Act of 1940, as amended;

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  potential liability relating to environmental matters that impact the value of properties we may acquire or the properties underlying our investments;

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  the inability of insurance covering real estate underlying our loans and investments to cover all losses;

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  the availability of investment opportunities in mortgage-related and real estate-related instruments and other securities;

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  fraud by potential borrowers;

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  the availability of qualified personnel;

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  the impact of the Tax Cuts and Jobs Act and/or estimates concerning the impact of the Tax Cuts and Jobs Act, which are subject to change based on further analysis and/or IRS guidance;

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  the degree and nature of our competition;

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  the market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy; and

S-v

  •
  the other risk factors set forth herein and in our public filings with the SEC.

        You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus supplement are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements.

        See "Risk Factors" herein and incorporated from our Annual Report and the other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus supplement and our Annual Report and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statements.

S-vi

SUMMARY

        The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement. It may not contain all the information that may be important to you. You should read this entire prospectus supplement carefully, including the section titled "Risk Factors" and our historical consolidated financial statements and related notes incorporated by reference to our Annual Report. Ladder Capital Finance Holdings LLLP ("LCFH") is a Delaware limited liability limited partnership. Ladder Capital Corp, a Delaware corporation, is a holding company and its primary assets are a controlling equity interest in LCFH and in each series thereof, directly or indirectly. Unless the context indicates otherwise, references in this prospectus supplement to "Ladder," "Ladder Capital," the "Company," "we," "us" and "our" refer to Ladder Capital Corp and its consolidated subsidiaries. Certain figures included in this prospectus supplement have been subject to rounding adjustments. Therefore, figures shown as totals in certain tables may not sum due to rounding.

Our Company

        We are a leading commercial real estate finance company structured as an internally-managed REIT. We conduct our business through three commercial real estate-related business lines: loans, securities, and real estate investments. We believe that our in-house origination platform, ability to flexibly allocate capital among complementary product lines, credit-centric underwriting approach, access to diversified financing sources, and experienced management team position us well to deliver attractive returns on equity to our shareholders through economic and credit cycles.

        Our businesses, including balance sheet lending, conduit lending, securities investments, and real estate investments, provide for a stable base of net interest and rental income. We have originated $22.4 billion of commercial real estate loans from our inception through September 30, 2018. During this timeframe, we also acquired $10.1 billion of investment grade-rated securities secured by first mortgage loans on commercial real estate and $1.7 billion of selected net leased and other real estate assets.

        As part of our commercial mortgage lending operations, we originate conduit loans, which are first mortgage loans on stabilized, income producing commercial real estate properties that we intend to make available for sale in commercial mortgage-backed securities ("CMBS") securitizations. From our inception in October 2008 through September 30, 2018, we originated $15.3 billion of conduit loans, $15.0 billion of which were sold into 56 CMBS securitizations, making us, by volume, the second largest non-bank contributor of loans to CMBS securitizations in the United States in such period. Our sales of loans into securitizations are generally, historically accounted for as true sales, not financings, and we generally retain no ongoing interest in loans which we securitize unless we are required to do so as issuer pursuant to the risk retention requirements of the Dodd-Frank Act. The securitization of conduit loans enables us to reinvest our equity capital into new loan originations or allocate it to other investments.

        We are led by a disciplined and highly aligned management team. As of September 30, 2018, our management team and directors held interests in our Company comprising 12.1% of our total equity. On average, our management team members have 29 years of experience in the industry. Our management team includes Brian Harris, Chief Executive Officer; Pamela McCormack, President; Marc Fox, Chief Financial Officer; Thomas Harney, Head of Merchant Banking & Capital Markets; and Robert Perelman, Head of Asset Management. Additional officers of Ladder include Kelly Porcella, General Counsel and Secretary, and Kevin Moclair, Chief Accounting Officer.

        As of September 30, 2018, we had $6.4 billion in total assets and $1.6 billion of total equity. As of that date, our assets included $4.2 billion of loans, $1.0 billion of securities and $1.0 billion of real estate.

        We are organized and conduct our operations to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). As such, we will generally not be subject to U.S. federal income tax on that portion of our net income that is distributed to shareholders if we distribute at least 90% of our taxable income and comply with certain other requirements.

        We have a diversified and flexible financing strategy supporting our business operations, including significant committed term financing from leading financial institutions, senior corporate notes and the Federal Home Loan Bank ("FHLB"). As of September 30, 2018, we had $4.8 billion of debt financing outstanding and $2.2 billion of committed, undrawn funding capacity available.

Recent Developments

        On November 16, 2018, we completed an offering of 5,800,000 shares of Class A common stock at an offering price of $17.07 per share (the "Primary Offering") for approximately $99.0 million of aggregate proceeds before expenses. We intend to use the net proceeds from the Primary Offering to make additional investments, consistent with our investment policy, and for general corporate purposes, including but not limited to repayment of existing indebtedness.

Corporate Information

        Ladder Capital Corp was formed in May 2013. Our principal executive offices are located at 345 Park Avenue, 8th Floor, New York, New York 10154, and our telephone number is (917) 369-3207. We maintain a website at www.laddercapital.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Issuer	Ladder Capital Corp
Class A common stock offered by us	Class A common stock having an aggregate maximum offering price of up to $100 million.
Manner of offering

"At-the-market" offering that may be made from time to time through Raymond James & Associates, Inc., JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and B. Riley FBR, Inc., as sales agents, subject to direction from us as to amount and timing. See "Plan of Distribution."

Use of proceeds

We intend to use the net proceeds from the offering to make additional investments, consistent with our investment policy, and for general corporate purposes, including but not limited to repayment of existing indebtedness. See "Use of Proceeds."

Dividends

Consistent with our REIT status, we declare regular quarterly distributions to our stockholders. We may on occasion also declare a REIT compliance "true-up" distribution, if necessary. Such additional distributions may be payable primarily in cash or stock, to provide for meaningful capital retention, and may be subject to a cash/stock election. The timing and amount of future distributions is based on a number of factors, including, among other things, our future operations and earnings, capital requirements and surplus, general financial condition and contractual restrictions. All dividend declarations are subject to the approval of our Board of Directors. Generally, we expect the majority of our distributions to be taxable as dividends to our stockholders, whether paid in cash or a combination of cash and stock, and not as a tax-free return of capital or a capital gain.

NYSE symbol	"LADR."
Risk Factors

For a discussion of risks relating to us, our business and an investment in our Class A common stock, see "Risk Factors" in this prospectus supplement and our Annual Report and all other information set forth in or incorporated by reference into this prospectus supplement before investing in our Class A common stock.

Exchange rights of the Continuing LCFH Limited Partners

Pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement, effective as of December 31, 2014 (as amended, the "LLLP Agreement"), of LCFH, all assets and liabilities of LCFH were allocated on its books and records to two series of LCFH, consisting of "Series REIT" and "Series TRS." Each outstanding limited partnership interest in LCFH was converted into one limited partnership unit of Series REIT (a "Series REIT LP Unit") and one limited partnership unit of Series TRS (a "Series TRS LP Unit" and, together with a Series REIT LP Unit, an "LP Unit"). Certain pre-IPO holders of limited partnership units in LCFH (the "Continuing LCFH Limited Partners") may from time to time, subject to certain conditions, exchange one LP Unit, together with one share of our Class B common stock, for one share of our Class A common stock, subject to equitable adjustments for stock splits, stock dividends and reclassifications. Any shares of Class B common stock included in an exchange will be cancelled. See "Certain Relationships and Related Transactions—Third Amended and Restated Limited Liability Limited Partnership Agreement of LCFH" set forth in our 2018 Proxy Statement, incorporated by reference herein.

RISK FACTORS

        Investing in our Class A common stock involves a number of risks. Before you purchase our Class A common stock, you should carefully consider the risks described below and the other information contained in or incorporated by reference into this prospectus supplement, including our consolidated financial statements and accompanying notes. You should carefully consider the risks and uncertainties described in the section entitled "Risk Factors" in our Annual Report, as supplemented and modified by the information below. If any of those or the following risks actually occurs, our business, financial condition, results of operation or cash flows could be materially adversely affected. In any such case, the trading price of our Class A common stock could decline, and you could lose all or part of your investment.

Risks Related to the Offering and Our Class A Common Stock

The market price and trading volume of our Class A common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

        The market price of our Class A common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A common stock may fluctuate and cause significant price variations to occur. If the market price of our Class A common stock declines significantly, you may be unable to sell your Class A common stock at or above your purchase price, if at all. We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A common stock or result in fluctuations in the price or trading volume of our Class A common stock include: variations in our quarterly operating results; failure to meet our earnings estimates; publication of research reports about us or the investment management industry or the failure of securities analysts to cover our Class A common stock after the offering; additions or departures of our executive officers and other key management personnel; adverse market reaction to any indebtedness we may incur or securities we may issue in the future; actions by stockholders; changes in market valuations of similar companies; speculation in the press or investment community; changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters; adverse publicity about the financial advisory industry generally or individual scandals, specifically; and general market and economic conditions. In addition, our Board Authorization Policy, adopted by the Board of Directors on October 30, 2014, authorizes the Company to make up to $50.0 million in repurchases of our Class A common stock from time to time without further approval. The existence of this authorization and any repurchases pursuant thereto could affect our stock price and increase stock price volatility and could potentially reduce the market liquidity for our Class A common stock. Additionally, we are permitted to and could discontinue Class A common stock repurchases at any time and any such discontinuation could cause the market price of our Class A common stock to decline.

Future offerings of debt securities, which would rank senior to our Class A common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our Class A common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our Class A common stock.

        In the future, we may attempt to increase our capital resources by making offerings of debt or additional equity securities, including but not limited to commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and lenders with respect to our other borrowings will receive a distribution of our available assets prior to the holders of our Class A common stock. Additional equity offerings would dilute the holdings of our existing stockholders and may reduce the market price of our Class A common stock. Moreover, any issuance of preferred stock by us may have a preference on liquidating distributions and on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Class A common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Our Class A common stock price may decline due to the large number of shares eligible for future sale and for exchange into Class A common stock, and your ownership may be diluted.

        We have filed with the SEC a shelf registration statement on Form S-3, registering shares of our Class A common stock to be issued and sold by us from time to time in the future, and shares of our Class A common stock held or to be held by certain of our stockholders. The market price of our Class A common stock could decline as a result of sales of a large number of shares of our Class A common stock, an exchange of a large number of LP Units and shares of our Class B common stock into Class A common stock, or the perception that such sales or exchanges could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. These sales or exchanges, or the possibility that these sales or exchanges may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

        Our charter authorizes us to issue additional shares of Class A common stock and options, rights, warrants and appreciation rights relating to Class A common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion. In accordance with the Delaware General Corporation Law ("DGCL") and the provisions of our charter, we may also issue preferred stock that has designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to shares of Class A common stock. Similarly, the LLLP Agreement permits Series REIT and Series TRS to issue an unlimited number of additional LP Units with designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the LP Units, and which may be exchangeable for shares of our Class A common stock.

You may be diluted by the future issuance of additional Class A common stock in connection with our incentive plans, acquisitions or otherwise.

        Our charter authorizes us to issue up to 600 million shares of Class A common stock and options, rights, warrants and appreciation rights relating to Class A common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. Any Class A common stock that we issue, including under our 2014 Omnibus Incentive Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who purchase Class A common stock in the offering.

Anti-takeover provisions in our charter documents and Delaware law could delay or prevent a change in control.

        Our charter and by-laws may delay or prevent a merger or acquisition that a stockholder may consider favorable by permitting our Board of Directors to issue one or more series of preferred stock, requiring advance notice for stockholder proposals and nominations, and placing limitations on convening stockholder meetings. In addition, we are subject to provisions of the DGCL that restrict certain business combinations with interested stockholders. These provisions may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price.

USE OF PROCEEDS

        We intend to use the net proceeds from this offering to make additional investments, consistent with our investment policy, and for general corporate purposes, including but not limited to repayment of existing indebtedness.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in the Class A common stock of Ladder. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "Ladder," "we," "our" and "us" generally mean only Ladder and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of the Treasury (the "Treasury"), rulings and other administrative pronouncements issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding our ability to qualify as a REIT. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local, or foreign tax consequences relevant to us or an investment in our Class A common stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  partnerships and trusts;

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  persons who hold our stock on behalf of other persons as nominees;

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  persons who receive our stock through the exercise of employee stock options or otherwise as compensation; and

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  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

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  tax-exempt organizations; and

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  foreign investors.

        This summary assumes that investors will hold our Class A common stock as a capital asset, which generally means as property held for investment.

        U.S. Holders (as defined below) that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below, although it is not clear to what types of income this rule applies. U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisors regarding the potential applicability of this rule to their particular situation.

        The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding and disposing of our Class A common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Class A common stock.

Taxation of Ladder Capital Corp

        We elected to be subject to tax as a REIT commencing with our taxable year ended December 31, 2015. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code. We intend to continue to operate in such a manner to continue to qualify for taxation as a REIT.

        The law firm of Kirkland & Ellis LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. In connection with this offering, we expect to receive an opinion of Kirkland & Ellis LLP to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual method of operation has enabled us and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Kirkland & Ellis LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Kirkland & Ellis LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Kirkland & Ellis LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In addition, Kirkland & Ellis LLP's opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

        Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Kirkland & Ellis LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in general

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to qualify."

        Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum regular U.S. federal income tax rate of 20%. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 37%. However, for taxable years beginning before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including "qualified REIT dividends" (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions." Provided we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gain.

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited transactions," and "—Foreclosure property" below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the applicable rate (currently 21%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

  •
  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool ("TMP") or a residual interest in a real estate mortgage investment conduit ("REMIC")), we could be subject to corporate level U.S. federal income tax at the applicable rate to the extent that such income is allocable to specified types of tax exempt stockholders known as "disqualified organizations" that are not subject to unrelated business income tax. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

  •
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

  •
  If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for qualification—General."

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  A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's-length terms.

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  If we sell any of our existing appreciated assets or if we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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  The earnings of our TRSs will be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

        In addition, we and our subsidiaries may be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—General

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  that meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2015). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end, and thereby satisfy this requirement.

Effect of subsidiary entities

        Ownership of partnership interests.    We are a partner in entities that are treated as partnerships for U.S. federal income tax purposes (e.g., directly in our Series REIT operating partnership and indirectly through a TRS in our Series TRS operating partnership). Treasury regulations provide that we are deemed to own our proportionate share of our Series REIT operating partnership's assets, and to earn our proportionate share of such partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of our Series REIT operating partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships generally will be treated as our assets and items of income for purposes of applying the REIT requirements.

        We generally have control of our operating partnerships and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Disregarded subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset tests" and "—Income tests."

        Taxable subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned (including a corporation owned by our operating partnership), to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants (if any) that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis. We may make loans to certain of our TRSs. Deductions for interest paid on any such loan by a TRS may be limited to the sum of (i) the interest income of the TRS for the taxable year, and (ii) 30% of the adjusted taxable income for the taxable year.

Income tests

        To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," dividends received from other

REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Interest income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured (such that all or a portion of the interest thereon does not qualify for the 75% gross income test), the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        We may invest in U.S. Agency and non-U.S. Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non qualifying income, which may require that we dispose of the debt instrument or contribute it to a TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property, where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

        We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65 (the "Revenue Procedure"), which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        Rents from real property.    Rents received by us, if any, will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us, if any, to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

        Dividend income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Fee income.    Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of the gross income tests.

        Hedging transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See "—Derivatives and Hedging Transactions."

        Failure to satisfy the gross income tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

        Timing differences between receipt of cash and recognition of income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount may nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

        In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.

        In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Taxation of Ladder Capital Corp—Annual distribution requirements."

Asset tests

        At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for our 2018 and subsequent taxable years, 20%) of the value of our total assets.

        Fifth, no more than 25% of the total value of our assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of a non-publicly offered REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% asset value test, as explained below).

        Certain securities will not cause a violation of the 10% asset value test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset value test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income tests." In applying the 10% asset value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.

        In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests.

        If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax ("UBIT"), such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

        In addition, certain of our mezzanine loans may qualify for the safe harbor in the Revenue Procedure pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% asset value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

        We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities "sold" pursuant thereto. We believe that we will be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

        No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (i) the REIT provides the IRS with a description of each asset causing the failure; (ii) the failure is due to reasonable cause and not willful neglect; (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the applicable corporate tax rate (currently 21%); and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if: (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000; and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual distribution requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  (i)
  90% of our net taxable income, computed without regard to our net capital gain and the deduction for dividends paid, and

  (ii)
  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (b)
  the sum of specified items of non-cash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration.

        To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between: (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of: (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.

        As discussed above under "—Income tests—Timing differences between receipt of cash and recognition of income," it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure property

        Foreclosure property is real property and any personal property incident to such real property: (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the U.S. federal corporate income tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Derivatives and hedging transactions

        We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that will not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable mortgage pools and excess inclusion income

        An entity, or a portion of an entity, may be classified as a TMP, under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

  •
  the entity has issued debt obligations (liabilities) that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

        A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

  •
  cannot be offset by any net operating losses otherwise available to the stockholder;

  •
  is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

  •
  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

        See "—Taxation of stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the applicable corporate tax rate (currently 21%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Taxation of Ladder Capital Corp—Annual distribution requirements."

        The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset-backed securities

        Investments in asset-backed securities, or "ABS", generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.

Failure to qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income tests" and "—Asset tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts or estates will generally be taxable at preferential income tax rates for qualified dividends (which are the U.S. federal income tax rates applicable to long-term capital gains). In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnerships and any Subsidiary Partnerships

        All of our investments are held through two series of LCFH, Series REIT of LCFH and Series TRS of LCFH. Series REIT holds an interest in Series TRS through a TRS. In addition, our operating partnerships may hold certain of their investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnerships, including their share of their subsidiary partnerships and limited liability companies, based on our capital interest in each such entity. See "—Taxation of Ladder Capital Corp."

Entity Classification

        Our interests in our operating partnerships and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnerships or a subsidiary partnership or limited liability company were treated as an association, they would be taxable as a corporation and would be required to pay an entity-level tax on their income. In addition, the IRS could challenge the treatment of our series partnerships as separate entities. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Ladder Capital Corp—Asset tests" and "—Income tests." This, in turn, could prevent us from qualifying as a REIT. See

"—Failure to qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status or tax treatment of our operating partnerships, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a distribution requirement or tax liability without any related cash distributions. We believe that our operating partnerships and each of our other partnerships and limited liability companies (for which we do not make an election to be treated as corporations for federal income tax purposes) will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

        A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnerships' allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

New Partnership Audit Rules

        The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships (such as our operating partnership). Under such rules, among other changes and subject to certain exceptions, any audit adjustment to any item or amount with respect to the partnership which is relevant in determining the tax liability of any partner (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in our operating partnership or other partnerships in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Taxation of stockholders

Taxation of taxable U.S. Holders

        As used herein, the term "U.S. Holder" means a holder of our Class A common stock who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock.

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at preferential income tax rates (which are the U.S. federal income tax rates applicable to long-term capital gains) for qualified dividends received by most domestic U.S. Holders that are individuals, trusts and estates from taxable C corporations. However, for taxable years beginning before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including "qualified REIT dividends" (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Additionally, such U.S. Holders are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  dividends received by the REIT from TRSs or other taxable C corporations; or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends generally will be taxed to our U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "—Taxation of Ladder Capital Corp—Annual distribution requirements." Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum U.S. federal income tax rate of 20% in the case of stockholders that are individuals, trusts or estates, and a flat rate of 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder's shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder's shares, such holder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Any net operating losses generated in years beginning after December 31, 2017 will only be able to offset 80% of our net taxable income (determined without regard to the dividends paid deduction). See "—Taxation of Ladder Capital Corp—Annual distribution requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Ladder stock.    If a U.S. Holder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted tax basis in the shares of Ladder stock. In general, capital gains recognized by individuals, trusts or estates upon the sale or disposition of our stock will be subject to a maximum regular U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and capital losses are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of non-corporate taxpayers, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive activity losses and investment interest limitations.    Distributions that we make and gain arising from the sale or exchange by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

        Information Reporting and Backup Withholding Tax.    We will report to a U.S. holder and the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder of our common stock may be subject to backup withholding (currently at a maximum rate of 24%) with respect to distributions unless such U.S. holder:

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  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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  provides an accurate taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        Any amount paid as backup withholding will be creditable against a U.S. holder's income tax liability, which may entitle a U.S. Holder to a refund, provided that proper information is timely provided to the IRS.

Taxation of foreign stockholders

        The rules governing U.S. federal income taxation of the ownership and disposition of our Class A common stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Holders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that Ladder will qualify for taxation as a REIT. Non-U.S. Holders should consult their tax advisors to determine the impact of U.S. federal, state, local and foreign tax laws with regard to the ownership and disposition of our Class A common stock (including reporting requirements) in light of their individual circumstances.

        Ordinary dividends.    The portion of dividends received by Non-U.S. Holders that is: (i) payable out of our earnings and profits; (ii) which is not attributable to our capital gains; and (iii) which is not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

        In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Holder's investment in our stock is, or is treated as, effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

        Non-dividend distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI") (as described below), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of: (a) the stockholder's proportionate share of our earnings and profits, plus (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the

rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital gain dividends.    Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of foreign stockholders—Ordinary dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the Non-U.S. Holder's U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will generally be treated in the same manner as an ordinary dividend (see "—Taxation of foreign stockholders—Ordinary dividends"), if: (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (ii) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our Class A common stock will be "regularly traded" on an established securities exchange.

        Dispositions of Ladder stock.    Unless our stock constitutes a USRPI, a sale of our stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

        Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

        In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a

Non-U.S. Holder's sale of our Class A common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 10% or less of our outstanding Class A common stock any time during the one-year period ending on the date of the sale. We expect that our Class A common stock will be regularly traded on an established securities market.

        In addition, if a Non U.S. Holder disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such Non U.S. Holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such Non U.S. Holder under FIRPTA, then such Non U.S. Holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a domestic stockholder with respect to such gain; or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Special FIRPTA Rules.    Recently enacted amendments to FIRPTA create special rules that modify the application of the foregoing FIRPTA rules for particular types of foreign investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

Information Reporting and Backup Withholding Tax

        Dividends paid to a Non-U.S. Holder may be subject to U.S. information reporting and backup withholding. A Non-U.S. Holder will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing its status as a Non-U.S. Holder or otherwise establishes an exemption.

        The gross proceeds from the disposition of our common stock may be subject to U.S. information reporting and backup withholding. If a Non-U.S. Holder sells our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption.

        If a Non-U.S. Holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying that the Non-U.S. Holder is not a "United States person" or the Non-U.S. Holder otherwise establishes an exemption.

        A Non-U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the Non-U.S. Holder's U.S. federal income tax liability by timely filing a refund claim with the IRS.

        Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Taxation of tax-exempt stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that: (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder); and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless: (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test; and (ii) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Other tax considerations

Legislative or other actions affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences to our investors and us of such qualification.

        In addition, the recently enacted Tax Cuts and Jobs Act, or TCJA, makes substantial changes to the Code. Among those changes are a significant permanent reduction in the generally applicable corporate tax rate, changes in the taxation of individuals and other non-corporate taxpayers that generally but not universally reduce their taxes on a temporary basis subject to "sunset" provisions, the elimination or modification of various currently allowed deductions (including additional limitations on the deductibility of business interest and substantial limitation on the deduction for state and local taxes imposed on individuals), and preferential taxation of income (including REIT dividends) derived by non-corporate taxpayers from "pass-through" entities. The TCJA also imposes certain additional limitations on the deduction of net operating losses, which may in the future cause us to make distributions that will be taxable to our stockholders to the extent of our current or accumulated earnings and profits in order to comply with the annual REIT distribution requirements. The effect of these, and the many other, changes made in the TCJA is highly uncertain, both in terms of their direct effect on the taxation of an investment in our common stock and their indirect effect on the value of our assets. Furthermore, many of the provisions of the TCJA will require guidance through the issuance of Treasury regulations in order to assess their effect. There may be a substantial delay before such regulations are promulgated, increasing the uncertainty as to the ultimate effect of the statutory amendments on us. It is also likely that there will be technical corrections legislation proposed with respect to the TCJA, the timing and effect of which cannot be predicted and may be adverse to us or our stockholders.

Medicare 3.8% tax on investment income

        Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on their "net investment income," which includes dividends received from us and capital gains from the sale or other disposition of our Class A common stock. The temporary 20% deduction currently allowed with respect to ordinary REIT dividends received by non-corporate taxpayers is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required on dividends, and gross proceeds from the sale of, our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and the accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends, and gross proceeds from the sale of, our Class A common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the applicable withholding agent will in turn provide to the Secretary of the Treasury. Under recently proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not expected to apply. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our Class A common stock.

State, local and foreign taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

 PLAN OF DISTRIBUTION

        Upon its acceptance of written instructions from us, each of Raymond James & Associates, Inc., JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and B. Riley FBR, Inc., as applicable, will use its commercially reasonable efforts consistent with its normal sales and trading practices to solicit offers to purchase shares of our Class A common stock, under the terms and subject to the conditions set forth in the applicable equity distribution agreement. Each sales agent's solicitation will continue until the earliest of: (i) instruction from us to such sales agent to suspend the solicitations and offers; (ii) our issuance of superseding instructions; (iii) such time as all shares subject to an instruction are sold; (iv) the applicable equity distribution agreement has been terminated; or (v) the applicable sales agent declines to accept the terms contained in the instructions for any reason in its sole discretion. We will instruct the applicable sales agent as to the amount of Class A common stock to be sold by such sales agent. We may instruct the sales agent not to sell Class A common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the applicable sales agent may suspend the offering of Class A common stock upon proper notice and subject to other conditions.

        The applicable sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which shares of our Class A common stock are sold under the applicable equity distribution agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the applicable sales agent in connection with the sales. For as long as any of the equity distribution agreements is effective and we are a reporting company under the Exchange Act, we intend to indicate the aggregate number of shares of Class A common stock sold pursuant to the equity distribution agreements during each fiscal quarter on the Quarterly Report on Form 10-Q that we file subsequent to such fiscal quarter (or Annual Report on Form 10-K in the case of the fourth fiscal quarter).

        We will pay each sales agent commissions for its services in acting as agent and/or principal in the sale of Class A common stock to the extent we utilize the equity distribution agreement to which such sales agent is a party. Each sales agent will be entitled to compensation which will not exceed, but may be lower than, 2.00% of the gross proceeds from the sale of the shares of Class A common stock sold through it under the applicable equity distribution agreement. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreements, will be approximately $250,000, and are payable by us.

        Settlement for sales of Class A common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Class A common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable sales agent may agree upon.

        In connection with the sale of the Class A common stock on our behalf, each sales agent may, and will, with respect to sales effected in an "at the market offering," be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of each sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents may be required to make because of those liabilities.

        The offering of shares of our Class A common stock pursuant to each of the equity distribution agreements will terminate upon the earlier of (1) the sale of all Class A common stock subject to such equity distribution agreement or (2) termination of such equity distribution agreement pursuant to other terminations provisions described therein. Any of the equity distribution agreements may be terminated by us in our sole discretion at any time by giving one (1) day notice to the applicable sales agent. Each of the sales agents may terminate the equity distribution agreement under the circumstances specified in the applicable equity distribution agreement and in its sole discretion at any time by giving one (1) day notice to us. Each of the sales agents may also terminate the applicable equity distribution agreement at any time in certain circumstances, including if trading in our Class A common stock has been suspended or limited by the SEC or the NYSE.

        In the ordinary course of their businesses, the sales agents and/or their respective affiliates may engage in financial transactions with, and perform investment banking, lending, asset management and/or financial advisory services for us and/or our affiliates. They receive customary fees and reimbursements of expenses for these transactions and services. An affiliate of Raymond James & Associates, Inc. is a lender under our revolving credit facility.

        In addition, in the ordinary course of their various business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the sales agents or their affiliates has a lending relationship with us, certain of those sales agents or their affiliates routinely hedge, and certain other of those sales agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such sales agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, any of which could adversely affect future trading prices of the Class A common stock offered hereby. The sales agents and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

 LEGAL MATTERS

        Certain legal matters, including the validity of our common stock and our qualification and taxation as a REIT, will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the sales agents by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, originally filed on March 17, 2017, to register with the SEC the securities being offered in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus supplement forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Room 1024, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

        Our filings with the SEC, are available free of charge on our website www.laddercapital.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement.

Prospectus

Ladder Capital Corp
Class A Common Stock

        Ladder Capital Corp ("Ladder," the "Company," "we" or "us") and the selling stockholders of Ladder identified in this prospectus or as may be named in one or more prospectus supplements (the "Selling Stockholders") may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of our Class A common stock offered by the Selling Stockholders.

        Ladder may offer and sell, and the Selling Stockholders may offer and sell, shares of our Class A common stock, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these shares of Class A common stock. The specific terms of any shares to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Our registration of the securities covered by this prospectus does not mean that we or the Selling Stockholders will offer or sell any shares of our Class A common stock.

        Our Class A common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "LADR." The last sale price of our Class A common stock on March 16, 2017, as reported by NYSE, was $14.34 per share.

        We have two authorized classes of common stock: Class A and Class B. Holders of our Class A common stock and holders of our Class B common stock are each entitled to one vote per share of the applicable class of common stock. All such holders vote together as a single class. However, holders of our Class B common stock do not have any right to receive dividends or distributions upon our liquidation or winding up. Each share of Class B common stock is, from time to time, exchangeable, when paired together with one LP Unit (as defined herein), for one share of Class A common stock, subject to equitable adjustment for stock splits, stock dividends and reclassifications.

        We are an "emerging growth company," as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

        Investing in our shares involves a number of risks. See "Risk Factors" on page 2 to read about factors you should consider before investing in our securities.

        This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2017.

        Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated "free writing prospectus." In this prospectus, any reference to an applicable prospectus supplement may refer to a "free writing prospectus," unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, using a "shelf" registration process. Under this shelf process, we may, from time to time, and the Selling Stockholders may, from time to time, offer and sell shares of our Class A common stock in one or more offerings.

        This prospectus provides you with a general description of the shares of our Class A common stock that we and the Selling Stockholders may offer. Each time we or the Selling Stockholders sell shares of our Class A common stock, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of our Class A common stock unless it is accompanied by a prospectus supplement. The prospectus supplement may add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

        Unless the context indicates otherwise, references in this prospectus to "Ladder," "Ladder Capital," the "Company," "we," "us" and "our" refer (1) prior to the February 2014 initial public offering ("IPO") of the Class A common stock of Ladder Capital Corp and related transactions, to Ladder Capital Finance Holdings LLLP ("LCFH"), a Delaware limited liability limited partnership, and its combined consolidated subsidiaries and (2) after the IPO and related transactions, to Ladder Capital Corp and its combined consolidated subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

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  Ladder Capital Corp's Annual Report on Form 10-K for the year ended December 31, 2016 (our "Annual Report on Form 10-K") filed with the SEC on February 24, 2017;

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  Ladder Capital Corp's Current Reports on Form 8-K filed with the SEC on March 1, 2017, March 3, 2017, March 13, 2017 and March 16, 2017; and

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  The description of our Class A common stock included in the Registration Statement on Form 8-A, filed with the SEC on February 4, 2014 (File No. 001-36299).

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein) after the date of this prospectus and prior to the completion of the offering of all securities covered by the respective prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Ladder Capital Corp
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Investor Relations
Telephone: (212) 715-3170

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "might," "will," "should," "can have," "likely," "continue," "design" and other words and terms of similar expressions, are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

        Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled "Risk Factors" herein and in our 2016 Annual Report, which is incorporated by reference into this prospectus, or any subsequently filed Annual Report on Form 10-K incorporated by reference into this prospectus. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

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  changes in general economic conditions, in our industry and in the commercial finance and the real estate markets;

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  our business and investment strategy;

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  our ability to obtain and maintain financing arrangements;

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  the financing and advance rates for our assets;

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  our actual and expected leverage;

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  the adequacy of collateral securing our loan portfolio and a decline in the fair value of our assets;

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  interest rate mismatches between our assets and our borrowings used to fund such investments;

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  changes in interest rates and the market value of our assets;

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  changes in prepayment rates on our assets;

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  the effects of hedging instruments and the degree to which our hedging strategies may or may not protect us from interest rate and credit risk volatility;

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  the increased rate of default or decreased recovery rates on our assets;

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  the adequacy of our policies, procedures and systems for managing risk effectively;

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  a potential downgrade in the credit ratings assigned to our investments;

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  the impact of and changes in governmental regulations, tax laws and rates, accounting guidance and similar matters;

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  our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate in compliance with REIT requirements;

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  our ability and the ability of our subsidiaries to maintain our and their exemptions from registration under the Investment Company Act of 1940, as amended;

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  potential liability relating to environmental matters that impact the value of properties we may acquire or the properties underlying our investments;

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  the inability of insurance covering real estate underlying our loans and investments to cover all losses;

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  the availability of investment opportunities in mortgage-related and real estate-related instruments and other securities;

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  fraud by potential borrowers;

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  the availability of qualified personnel;

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  the degree and nature of our competition;

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  the market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

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  the prepayment of the mortgages and other loans underlying our mortgage-backed and other asset-backed securities; and

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  the other risk factors set forth in our public filings with the SEC.

        You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements.

        See "Risk Factors" herein and incorporated from our 2016 Annual Report and other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus and our 2016 Annual Report and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

SUMMARY

        The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled "Risk Factors" and our historical consolidated financial statements and related notes incorporated by reference from our Annual Report on Form 10-K.

        Certain figures included or incorporated by reference in this prospectus have been subject to rounding adjustments. Therefore, figures shown as totals in certain tables may not sum due to rounding.

Our Company

        We are a leading commercial real estate finance company structured as an internally-managed real estate investment trust ("REIT"). We conduct our business through three commercial real estate-related business lines: loans, securities and equity investments. We believe that our in-house origination platform, ability to flexibly allocate capital among complementary product lines, credit-centric underwriting approach, access to diversified financing sources and experienced management team position us well to deliver attractive returns on equity to our shareholders through economic and credit cycles.

Corporate Information

        Ladder Capital Corp was incorporated on May 21, 2013 in Delaware. Our principal executive offices are located at 345 Park Avenue, 8th Floor, New York, New York 10154, and our telephone number is (212) 715-3170. We maintain a website at www.laddercapital.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

RISK FACTORS

        Our business is subject to uncertainties and risks. You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, unless expressly provided otherwise, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The market price of our Class A common stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our Class A common stock. See "Where You Can Find More Information" elsewhere in this prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any Class A common stock offered by us under this prospectus and any related prospectus supplement for our operations and for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of existing indebtedness. Additional information on the use of net proceeds from the sale of Class A common stock that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

        We will not receive any proceeds from the sale of shares of our Class A common stock by any Selling Stockholder. All of the shares of Class A common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We may, however, bear a portion of the expenses of the offering of Class A common stock by the Selling Stockholders, except that the Selling Stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

 SELLING STOCKHOLDERS

        The Selling Stockholders may from time to time offer and sell our Class A common stock pursuant to this prospectus and any prospectus supplement. The following table sets forth certain information regarding the beneficial ownership of our Class A common stock by the Selling Stockholder listed in the table below, which from time to time may offer shares of our Class A common stock. The information presented below is as of March 14, 2017; information with respect to beneficial ownership is based on information obtained from such Selling Stockholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of Class A common stock. Information about other Selling Stockholders, including their identities, the Class A common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement.

	Beneficial Ownership Prior to Offering(1)(2)(3)			Shares Beneficially Owned After Offering(1)(2)(3)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Common Stock
Entity affiliated with Related(4)	5,886,681	5.3%	5,886,681	—	—

(1)
Assumes all vested and unvested LP Units and shares of Class B common stock outstanding are exchanged for shares of our Class A common stock.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act.

(3)
There were 79,088,418 shares of our Class A common stock outstanding and 31,644,537 shares of our Class B common stock outstanding as of March 14, 2017.

(4)
RREF II Ladder LLC ("RREF Ladder") holds 5,886,681 shares of Class A common stock. All the membership interests of RREF Ladder are held by RREFII Acquisitions, LLC ("RREFII Acquisitions"). Related Real Estate Fund II, L.P. ("Related Fund"), a private investment fund for which Related Fund Management, LLC ("Related Management") acts as investment adviser, holds all membership interests of RREFII Acquisitions. Related Management holds all membership interests of Related Real Estate Fund II GP-A, LLC, which, in turn, is the general partner of Related Real Estate Fund II GP, L.P. ("Related GP"). Related GP is the general partner of Related Fund. The Related Companies, L.P. ("Related Companies") is the managing member of Related Management. Related Companies' general partner is The Related Realty Group, Inc., owned by Stephen M. Ross. The address of each entity and individual named in this footnote 4 is 60 Columbus Circle, New York, NY 10023. Each of Related Companies, The Related Realty Group, Inc. and Stephen M. Ross disclaims beneficial ownership of the shares held by RREF Ladder or any other entity named in this footnote 4.

As previously disclosed in a Schedule 13D filed by RREF Ladder, among others, on March 3, 2017, RREF Ladder entered into a lock-up agreement, which provides that RREF Ladder, and affiliates of Related Companies to which RREF Ladder transfers shares of our Class A common stock, will be bound by restrictions on the transfer of shares of our Class A common stock through February 27, 2018.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our Second Amended and Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"), and Amended and Restated Bylaws (our "Bylaws"). This description does not purport to be complete and is qualified in its entirety by reference to the text of the Delaware General Corporation Law, as it may be amended from time to time, and to the terms of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

        Our authorized capital stock consists of 600,000,000 shares of Class A common stock, par value $0.001 per share, 100,000,000 shares of Class B common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of any class may be increased or decreased by an amendment to our Certificate of Corporation approved by our Board of Directors and by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

        As of March 14, 2017, 79,088,418 shares of Class A common stock, par value $0.001 per share, were issued and outstanding, 31,644,537 shares of Class B common stock, par value $0.001 per share, were issued and outstanding, and no shares of preferred stock, par value $0.001 per share, were issued and outstanding.

        Unless our Board of Directors determines otherwise, we issue all shares of our capital stock in uncertificated form.

Class A Common Stock

  Voting Rights

        Holders of shares of Class A common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

  Dividend Rights

        Subject to the rights of the holders of any preferred stock that may be outstanding and any contractual or statutory restrictions, holders of our Class A common stock are entitled to receive equally and ratably, share for share, dividends as may be declared by our Board of Directors out of funds legally available to pay dividends. Dividends upon our Class A common stock may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the Board of Directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

  Liquidation Rights

        Upon liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

  Other Matters

        The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.

Class B Common Stock

  Voting Rights

        Holders of shares of Class B common stock are entitled to one vote for each share held of record by such holder on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

  No Dividend or Liquidation Rights

        Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of Ladder Capital Corp.

  Exchange for Class A Common Stock

        Pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement effective as of December 31, 2014 (the "LLLP Agreement") of LCFH, all assets and liabilities of LCFH were allocated on its books and records to two series of LCFH, consisting of "Series REIT" and "Series TRS." Each outstanding limited partnership interest in LCFH was converted into one limited partnership unit of Series REIT ("Series REIT LP Unit") and one limited partnership unit of Series TRS ("Series TRS LP Unit"), and the outstanding Series TRS LP Units are exchangeable for the same number of limited liability company interests of LC TRS I LLC ("LC TRS I Share"), which is a limited liability company that is a U.S. taxable REIT subsidiary of the Company and the general partner of Series TRS. Each Series REIT LP Unit, when paired together with one LC TRS I Share (or Series TRS LP Unit in lieu of such LC TRS I Share), is referred to herein as an "LP Unit." Holders may from time to time, subject to certain conditions, exchange one LP Unit and one share of the Company's Class B common stock for one share of the Company's Class A common stock, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

Preferred Stock

        Our Certificate of Incorporation authorizes our Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  •
  the designation of the series;

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  the number of shares of the series which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

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  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company, or upon any distribution of assets of our Company;

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  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  the preferences and special rights, if any, of the series and the qualifications and restrictions, if any, of the series;

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  the voting rights, if any, of the holders of the series; and

  •
  such other rights, powers and preferences with respect to the series as our Board of Directors may deem advisable.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply for so long as our Class A common stock is listed on the NYSE, require stockholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved Class A common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

        Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

  No Cumulative Voting

        The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation prohibits cumulative voting.

  Calling of Special Meetings of Stockholders

        Our Bylaws provide that special meetings of our stockholders may be called at any time only by the chief executive officer or the Board of Directors.

  Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by our Certificate of Incorporation. Our Certificate of Incorporation precludes stockholder action by written consent.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Our Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

        These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our Company.

  Removal of Directors; Vacancies

        Our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors. In addition, our Bylaws provide that any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

  Delaware Anti-Takeover Statute

        We are subject to Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change in control attempts.

  Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except:

  •
  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends); or

  •
  for transactions from which the director derived improper personal benefit.

        Our Certificate of Incorporation and Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to, and do, carry directors' and officers' insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        We have entered into indemnification agreements with each of our directors and officers providing for additional indemnification protection beyond that provided by the directors' and officers' liability insurance policy. In the indemnification agreements, we have agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Certificate of Incorporation, the DGCL, or by any amendment(s) thereto.

        There is currently no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

  REIT-related Restrictions on the Ownership of and Ability to Transfer our Class A Common Stock.

        Among other things, our Certificate of Incorporation provides that, subject to the exceptions and the constructive ownership rules described herein, no person may own, or be deemed to own, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of our capital stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class of our common stock.

        In addition, the Certificate of Incorporation prohibits (i) any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons, and (ii) any person from beneficially or constructively owning shares of our capital stock if such ownership would result in us failing to qualify as a REIT.

        These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a takeover or other transaction in which stockholders might receive a premium for their shares of our capital stock over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

        Certain existing stockholders that currently hold in excess of 9.8% of the value of the outstanding shares of any class or series of our capital stock are exempt from the ownership limitations in our Certificate of Incorporation.

Corporate Opportunity

        Neither TowerBrook Capital Partners ("TowerBrook") nor GI Partners has any obligation to offer us an opportunity to participate in business opportunities presented to TowerBrook or GI Partners even if the opportunity is one that we might reasonably have pursued, and neither TowerBrook nor GI Partners will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is our director or officer, such business opportunity is expressly offered to such director or officer solely in his or her capacity as our officer or director. Stockholders will be deemed to have notice of and consented to this provision of our Certificate of Incorporation.

Choice of Forum

        Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of fiduciary duty; (c) any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or (d) any action asserting a claim against us that is governed by the internal affairs doctrine. However, several lawsuits involving other companies are currently pending challenging the validity of choice of forum provisions in certificates of incorporation, and it is possible that a court could rule that such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

New York Stock Exchange Listing

        Our Class A common stock is listed on the NYSE under the symbol "LADR."

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in the Class A common stock of Ladder. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "Ladder," "we," "our" and "us" generally mean only Ladder and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of the Treasury (the "Treasury"), rulings and other administrative pronouncements issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding our ability to qualify as a REIT. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local, or non-U.S. tax consequences relevant to us or an investment in our Class A common stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  partnerships and trusts;

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  persons who hold our stock on behalf of other persons as nominees;

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  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

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  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

        This summary assumes that investors will hold our Class A common stock as a capital asset, which generally means as property held for investment.

        The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding and disposing of our Class A common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Class A common stock.

Taxation of Ladder Capital Corp

        We elected to be subject to tax as a REIT commencing with our taxable year ended December 31, 2015. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code. We intend to continue to operate in such a manner to continue to qualify for taxation as a REIT.

        The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. In connection with this offering, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual method of operation has enabled us and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in general

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to qualify."

        Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum regular U.S. federal income tax rate of 20%. With limited exceptions,

however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate regular U.S. federal income tax rate applicable to ordinary income is 39.6%. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions." Provided we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gain.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited transactions," and "—Foreclosure property," below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool ("TMP") or a residual interest in a real estate mortgage investment conduit ("REMIC")), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax exempt stockholders known as "disqualified organizations" that are not subject to unrelated business income tax. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

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  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for qualification—General."

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  A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's-length terms.

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  If we sell any of our existing appreciated assets or if we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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  The earnings of our TRSs will be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

        In addition, we and our subsidiaries may be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—General

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code.

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  that meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2015). Our Certificate of Incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end, and thereby satisfy this requirement.

Effect of subsidiary entities

        Ownership of partnership interests.    We are a partner in entities that are treated as partnerships for U.S. federal income tax purposes (e.g., directly in our Series REIT operating partnership and indirectly through a TRS in our Series TRS operating partnership). Treasury regulations provide that we are deemed to own our proportionate share of our Series REIT operating partnership's assets, and to earn our proportionate share of such partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of our Series REIT operating partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships generally will be treated as our assets and items of income for purposes of applying the REIT requirements.

        We generally have control of our operating partnerships and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Disregarded subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset tests" and "—Income tests."

        Taxable subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned (including a corporation owned by our operating partnership), to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis.

Income tests

        To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," dividends received from other REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Interest income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. See "—Interest and REMIC apportionment." Even if a loan is not secured by real property, or is undersecured (such that all or a portion of the interest thereon does not qualify for the 75% gross income test), the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        We may invest in U.S. Agency and non-U.S. Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non qualifying income, which may require that we dispose of the debt instrument or contribute it to a TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property, where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

        We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003 65 (the "Revenue Procedure"), which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        Rents from real property.    Rents received by us, if any, will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us, if any, to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

        Dividend income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Fee income.    Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of the gross income tests.

        Hedging transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See "—Derivatives and Hedging Transactions."

        Failure to satisfy the gross income tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

        Timing differences between receipt of cash and recognition of income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount may nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

        In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.

        In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Taxation of Ladder Capital Corp—Annual distribution requirements."

Asset tests

        At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for our 2018 and subsequent taxable years, 20%) of the value of our total assets.

        Fifth, no more than 25% of the total value of our assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of a non-publicly offered REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% asset value test, as explained below).

        Certain securities will not cause a violation of the 10% asset value test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset value test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income tests." In applying the 10% asset value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.

        In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests.

        If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax ("UBIT"), such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

        In addition, certain of our mezzanine loans may qualify for the safe harbor in the Revenue Procedure pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% asset value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

        We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities "sold" pursuant thereto. We believe that we will be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

        No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (i) the REIT provides the IRS with a description of each asset causing the failure; (ii) the failure is due to reasonable cause and not willful neglect; (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if: (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000; and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual distribution requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  (i)
  90% of our net taxable income, computed without regard to our net capital gain and the deduction for dividends paid, and

  (ii)
  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (b)
  the sum of specified items of non-cash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration.

        To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between: (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of: (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.

        As discussed above under "—Income tests—Timing differences between receipt of cash and recognition of income," it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure property

        Foreclosure property is real property and any personal property incident to such real property: (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Derivatives and hedging transactions

        We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that will not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable mortgage pools and excess inclusion income

        An entity, or a portion of an entity, may be classified as a TMP, under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

  •
  the entity has issued debt obligations (liabilities) that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

        A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The

REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

  •
  cannot be offset by any net operating losses otherwise available to the stockholder;

  •
  is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

  •
  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

        See "—Taxation of stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Taxation of Ladder Capital Corp—Annual distribution requirements."

        The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset-backed securities

        Investments in asset-backed securities, or "ABS", generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.

Failure to qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income tests" and "—Asset tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts or estates will generally be taxable at the preferential income tax rates (i.e., the 20% maximum regular federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnerships and any Subsidiary Partnerships

        All of our investments are held through two series of LCFH, Series REIT of LCFH and Series TRS of LCFH. Series REIT holds an interest in Series TRS through a TRS. In addition, our operating partnerships may hold certain of their investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnerships, including their share of their subsidiary partnerships and limited liability companies, based on our capital interest in each such entity. See "—Taxation of Ladder Capital Corp."

Entity Classification

        Our interests in our operating partnerships and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnerships or a subsidiary partnership or limited liability company were treated as an association, they would be taxable as a corporation and would be required to pay an entity-level tax on their income. In addition, the IRS could challenge the treatment of our series partnerships as separate entities. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Ladder Capital Corp—Asset tests" and "—Income tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status or tax treatment of our operating partnerships, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a distribution requirement or tax liability without any related cash distributions. We believe that our operating partnerships and each of our other partnerships and limited liability companies (for which we do not make an election to be treated as corporations for federal income tax purposes) will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

        A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnerships' allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

New Partnership Audit Rules

        The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships (such as our operating partnership). Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in our operating partnership or other partnerships in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Taxation of stockholders

Taxation of taxable U.S. Holders

        As used herein, the term "U.S. Holder" means a holder of our Class A common stock who for U.S. federal income tax purposes is:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock.

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum regular U.S. federal rate) for qualified dividends received by most domestic U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

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  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

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  dividends received by the REIT from TRSs or other taxable C corporations; or

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  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends generally will be taxed to our U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "—Taxation of Ladder Capital Corp—Annual distribution requirements." Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum regular U.S. federal rates of 20% in the case of stockholders that are individuals, trusts or estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum regular U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder's shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder's shares, such holder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of Ladder Capital Corp—Annual distribution requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Ladder stock.    If a U.S. Holder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted tax basis in the shares of Ladder stock. In general, capital gains recognized by individuals, trusts or estates upon the sale or disposition of our stock will be subject to a maximum regular U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and capital losses are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive activity losses and investment interest limitations.    Distributions that we make and gain arising from the sale or exchange by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of foreign stockholders

        The rules governing U.S. federal income taxation of the ownership and disposition of our Class A common stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Holders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that Ladder will qualify for taxation as a REIT. Non-U.S. Holders should consult their tax advisors to determine the impact of U.S. federal, state, local and foreign tax laws with regard to the ownership and disposition of our Class A common stock (including reporting requirements) in light of their individual circumstances.

        Ordinary dividends.    The portion of dividends received by Non-U.S. Holders that is: (i) payable out of our earnings and profits; (ii) which is not attributable to our capital gains; and (iii) which is not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

        In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Holder's investment in our stock is, or is treated as, effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

        Non-dividend distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI") (as described below), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of: (a) the stockholder's proportionate share of our earnings and profits, plus (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital gain dividends.    Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of foreign stockholders—Ordinary dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the Non-U.S. Holder's U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will generally be treated in the same manner as an ordinary dividend (see "—Taxation of foreign stockholders—Ordinary dividends"), if: (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (ii) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our Class A common stock will be "regularly traded" on an established securities exchange.

        Dispositions of Ladder stock.    Unless our stock constitutes a USRPI, a sale of our stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

        Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

        In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a Non-U.S. Holder's sale of our Class A common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 10% or less of our outstanding Class A common stock any time during the one-year period ending on the date of the sale. We expect that our Class A common stock will be regularly traded on an established securities market.

        In addition, if a Non U.S. Holder disposes of such common stock during the 30 day period preceding the ex-dividend date of any dividend payment, and such Non U.S. Holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such Non U.S. Holder under FIRPTA, then such Non U.S. Holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a domestic stockholder with respect to such gain; or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Special FIRPTA Rules.    Recently enacted amendments to FIRPTA create special rules that modify the application of the foregoing FIRPTA rules for particular types of foreign investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

        Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Taxation of tax-exempt stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that: (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder); and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless: (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test; and (ii) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Other tax considerations

Legislative or other actions affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. According to publicly released statements, a top legislative priority of the new Congress and administration may be to enact significant reform of the Code, including significant changes to taxation of business entities and the deductibility of interest expense and capital investment. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on us or an investment in our Class A common stock. Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences to our investors and us of such qualification. You are urged to consult with your tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Class A common stock.

Medicare 3.8% tax on investment income

        Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on their "net investment income," which includes dividends received from us and capital gains from the sale or other disposition of our Class A common stock.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required on dividends, and, after December 31, 2018, gross proceeds from the sale of, our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and the accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends, and, after December 31, 2018, gross proceeds from the sale of, our Class A common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our Class A common stock.

State, local and foreign taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

PLAN OF DISTRIBUTION

General

        We and/or one or more Selling Stockholders may offer and sell our Class A common stock in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

        A prospectus supplement relating to a particular offering of our Class A common stock may include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the purchase price of our Class A common stock;

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  any net proceeds to us from the sale of our Class A common stock;

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  any delayed delivery arrangements;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or paid to dealers; and

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  any option under which underwriters may purchase additional shares of our Class A common stock from us or any Selling Stockholder.

        The distribution of our Class A common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.

Underwriting Compensation

        We and/or one or more the Selling Stockholders may offer our Class A common stock to the public through underwriting syndicates represented by a managing underwriter or managing underwriters or through an underwriter or underwriters without an underwriting syndicate. If underwriters are used for the sale of our Class A common stock, our Class A common stock will be acquired by the underwriters for their own account. The underwriters may resell our Class A common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our Class A common stock, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our Class A common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

        If we use an underwriter or underwriters in the sale of particular Class A common stock, we will execute an underwriting agreement with those underwriters at the time of sale of that Class A common stock. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell that Class A common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Class A common stock, the obligations of the underwriters to purchase the Class A common stock will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the Class A common stock offered if any of our Class A common stock is purchased.

        Underwriters, dealers and agents that participate in the distribution of our Class A common stock may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of our Class A common stock may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

        We may enter agreements under which underwriters and agents who participate in the distribution of our Class A common stock may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

        Various of the underwriters who participate in the distribution of our Class A common stock, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

        We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase our Class A common stock from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of our Class A common stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

        If underwriters or dealers are used in the sale, until the distribution of our Class A common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our Class A common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our Class A common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our Class A common stock. If the underwriters create a short position in our Class A common stock in connection with the offering (that is, if they sell more Class A common stock than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing Class A common stock in the open market.

        We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

        The validity of the shares of Class A common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and certain legal and tax matters as described under "U.S. Federal Income Tax Considerations" will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Ladder Capital Corp files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy the information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

        Our website address is located at www.laddercapital.com. Through links on the "Investor Relations" portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Class A common stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices referenced above.

Ladder Capital Corp

Class A Common Stock

PROSPECTUS SUPPLEMENT

Raymond James	JMP Securities
Keefe, Bruyette & Woods	B. Riley FBR
A Stifel Company